APPLICATION SUPPLEMENT FOR FLEXIBLE PREMIUM VARIABLE LIFE POLICY

      This Application Supplement must be completed on the Insured, or Rightsholder if other than the Insured, for Flexible Premium Variable Life Applications only.

                  ------------------------            ------------------------
Policy Number(s)
                  ------------------------            ------------------------

1.    Initial Premium Allocation

  Guaranteed Interest Account _______%  Select one:   |_| LIBOR    |_| Portfolio
  Fixed Separate Account      _______%  Select one:   |_| LIBOR    |_| Portfolio

SUB ACCOUNT                                               SUB ACCOUNT

     _____% AIM V.I. Financial Services (#134)            _____% EQ/Lord Abbett Mid Cap Value (#127)
     _____% AIM V.I. Global Health Care (#133)            _____% EQ/Money Market (#25)
     _____% AIM V.I. Technology (#135)                    _____% EQ/Montag & Caldwell Growth (#27)
     _____% All Asset Allocation (#15)                    _____% EQ/PIMCO Real Return (#128)
     _____% AXA Aggressive Allocation (#254)              _____% EQ/Short Duration Bond (#43)
     _____% AXA Conservative Allocation (#250)            _____% EQ/Small Company Index-A (#255)
     _____% AXA Conservative-Plus Allocation (#251)       _____% EQ/T Rowe Price Growth Stock (#16)
     _____% AXA Moderate Allocation (#252)                _____% EQ/VanKampen Mid Cap Growth (#125)
     _____% AXA Moderate-Plus Allocation (#253)           _____% EQ/VanKampen Real Estate (#122)
     _____% Dreyfus Stock Index (#21)                     _____% Fidelity VIP Asset Manager (#94)
     _____% EQ/AllianceBernstein Common Stock (#19)       _____% Fidelity VIP Contrafund (#86)
     _____% EQ/AllianceBernstein International (#42)      _____% Fidelity VIP Growth and Income (#95)
     _____% EQ/AllianceBernstein Quality Bond (#256)      _____% Franklin Income Securities (#260)
     _____% EQ/AllianceBernstein Small Cap Growth (#130)  _____% Janus Aspen Series Forty (#96)
     _____% EQ/AllianceBernstein Value (#37)              _____% Janus Aspen Series International Growth (#92)
     _____% EQ/BlackRock International Value (#123)       _____% Janus Aspen Series Mid Cap Growth (#90)
     _____% EQ/Bond Index (#12)                           _____% Janus Aspen Mid Cap Value (#97)
     _____% EQ/Boston Advisors Equity Income (#40)        _____% Janus Aspen Series Worldwide Growth (#93)
     _____% EQ/Calvert Socially Responsible (#30)         _____% MFS Utilities (#131)
     _____% EQ/Capital Guardian Growth (#45)              _____% Morgan Stanley UIF Emerging Markets Debt (#121)
     _____% EQ/Capital Guardian Research (#87)            _____% Morgan Stanley UIF Global Value Equity (#120)
     _____% EQ/Caywood-Scholl High Yield Bond (#14)       _____% Multimanager Core Bond (#258)
     _____% EQ/GAMCO Small Company Value (#17)            _____% Multimanager Large Cap Value (#259)
     _____% EQ/Government Securities (#11)                _____% Multimanager Small Cap Growth (#28)
     _____% EQ/International Growth (#18)                 _____% Van Eck Worldwide Bond (#23)
     _____% EQ/JPMorgan Core Bond (#129)                  _____% Van Eck Worldwide Emerging Markets (#24)
     _____% EQ/JPMorgan Value Opportunities (#257)        _____% Van Eck Worldwide Hard Assets (#22)
     _____% EQ/Long Term Bond (#13)                       _____% Total




PLEASE NOTE: ONLY THE RIGHTSHOLDER MAY MAKE PREMIUM ALLOCATIONS.
Allocations must be in whole percentages; and they must total 100%. If the allocation is done incorrectly or incompletely all net premiums will be allocated to the Money Market Subaccount, pending further instructions from the Rightsholder. (Until the company receives satisfactory evidence that the "Right to Return Policy" period has expired, net premiums will earn interest at a rate not less than a 4% annual interest rate.)

2.  Fund Transfers
    |_| a) Dollar Cost Averaging

Please transfer $_______ from my Money Market Subaccount into the other Subaccounts of the Variable Account as selected below. You must allocate a minimum of $250 to each subaccount in which you elect to invest. You may specify a specific number of transfers of a specified dollar amount or a total dollar amount to be transferred.

SUB ACCOUNT                                          SUB ACCOUNT

_____% AIM V.I. Financial Services (#134)            _____% EQ/Lord Abbett Mid Cap Value (#127)
_____% AIM V.I. Global Health Care (#133)            _____% EQ/Money Market (#25)
_____% AIM V.I. Technology (#135)                    _____% EQ/Montag & Caldwell Growth (#27)
_____% All Asset Allocation (#15)                    _____% EQ/PIMCO Real Return (#128)
_____% AXA Aggressive Allocation (#254)              _____% EQ/Short Duration Bond (#43)
_____% AXA Conservative Allocation (#250)            _____% EQ/Small Company Index-A (#255)
_____% AXA Conservative-Plus Allocation (#251)       _____% EQ/T Rowe Price Growth Stock (#16)
_____% AXA Moderate Allocation (#252)                _____% EQ/VanKampen Mid Cap Growth (#125)
_____% AXA Moderate-Plus Allocation (#253)           _____% EQ/VanKampen Real Estate (#122)
_____% Dreyfus Stock Index (#21)                     _____% Fidelity VIP Asset Manager (#94)
_____% EQ/AllianceBernstein Common Stock (#19)       _____% Fidelity VIP Contrafund (#86)
_____% EQ/AllianceBernstein International (#42)      _____% Fidelity VIP Growth and Income (#95)
_____% EQ/AllianceBernstein Quality Bond (#256)      _____% Franklin Income Securities (#260)
_____% EQ/AllianceBernstein Small Cap Growth (#130)  _____% Janus Aspen Series Forty (#96)
_____% EQ/AllianceBernstein Value (#37)              _____% Janus Aspen Series International Growth (#92)
_____% EQ/BlackRock International Value (#123)       _____% Janus Aspen Series Mid Cap Growth (#90)
_____% EQ/Bond Index (#12)                           _____% Janus Aspen Mid Cap Value (#97)
_____% EQ/Boston Advisors Equity Income (#40)        _____% Janus Aspen Series Worldwide Growth (#93)
_____% EQ/Calvert Socially Responsible (#30)         _____% MFS Utilities (#131)
_____% EQ/Capital Guardian Growth (#45)              _____% Morgan Stanley UIF Emerging Markets Debt (#121)
_____% EQ/Capital Guardian Research (#87)            _____% Morgan Stanley UIF Global Value Equity (#120)
_____% EQ/Caywood-Scholl High Yield Bond (#14)       _____% Multimanager Core Bond (#258)
_____% EQ/GAMCO Small Company Value (#17)            _____% Multimanager Large Cap Value (#259)
_____% EQ/Government Securities (#11)                _____% Multimanager Small Cap Growth (#28)
_____% EQ/International Growth (#18)                 _____% Van Eck Worldwide Bond (#23)
_____% EQ/JPMorgan Core Bond (#129)                  _____% Van Eck Worldwide Emerging Markets (#24)
_____% EQ/JPMorgan Value Opportunities (#257)        _____% Van Eck Worldwide Hard Assets (#22)
_____% EQ/Long Term Bond (#13)                       _____% Total




   |_|  b)  Automatic Rebalancing
NOTE: Amounts will be transferred on a quarterly basis among the subaccounts of the Variable Account and the GIA and/or FSA such that the ratio of the account value in each subaccount to the total account value matches the current scheduled premium allocation for each subaccount.

--------
  3.    Suitability
--------

a) Did you, the Proposed Insured, and the Rightsholder, if other than the Proposed Insured, receive a current prospectus for the Company's Variable Account L and a current prospectus for each of the Variable Account Subaccounts?
                                                        |_| yes |_| no
b) Do you understand that the amount and duration of the death benefit may vary, depending on the investment performance of the variable subaccounts?
                                                        |_| yes |_| no
c) Do you understand that the policy values may increase or decrease, depending on the investment experience of the variable subaccounts?
                                                        |_| yes |_| no
d) Do you believe that this policy will meet your insurance needs and financial objectives?
                                                        |_| yes |_| no

      POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES.)

                           -------------------------     ----------------
Signed at (City and State)                           on                   (Date)
                           -------------------------     ----------------

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X                                    X
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       (Signature of Insured)           (Signature of Spouse - if to be insured)

Signature of Rightsholder (if other than proposed insured) who agrees to be bound by the representations and agreements in this and any other part of the application:
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X
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        (Name)     (Relationship)      (Address of Rightsholder)

Based on the information furnished by the Insured, or Rightsholder, if other than the Insured, in this and any other part of the application, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the applicant or the owner. I further certify that current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.
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X
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       Registered Representative (Licensed Resident Agent)